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                                                                  Exhibit 10.19


FOR IMMEDIATE RELEASE


               SAXTON INCORPORATED REACHES AGREEMENT WITH FORMER CFO

   LAS VEGAS, NEVADA, DECEMBER 20, 1999  -  Saxton Incorporated (Nasdaq  -
NMS: SXTN) announced today that it has reached a settlement with Kirk Scherer, former Executive Vice President and Chief Financial Officer for the company, on terms of a separation agreement following his departure from the company six weeks ago. Mr. Scherer's departure was previously announced by the company as a termination in a brief statement. At the time of his separation, Mr. Scherer and James C. Saxton, the company's Chairman and Chief Executive Officer, had mutually agreed to part ways in January of next year in order for Mr. Scherer to pursue other opportunities. Mr. Scherer's departure was accelerated based on the belief that it was in the best interests for all concerned.

     Mr. Scherer was a key member of the company's management and as such assumed important responsibilities for the company's finance, accounting, investor relations and other functions during his tenure. The company wishes him well in his future endeavors. The company is continuing to search for a successor to Mr. Scherer and expects to have the position filled in the next several weeks.

   FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE ARE MADE UNDER THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. CERTAIN IMPORTANT FACTORS COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS, INCLUDING THE IMPACT OF CHANGED ECONOMIC OR BUSINESS CONDITIONS, THE IMPACT OF COMPETITION, OTHER RISK FACTORS INHERENT IN THE HOMEBUILDING AND REAL ESTATE INDUSTRIES AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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